                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14a INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Filed by the registrant [X]

         Filed by a party other than the registrant [ ]

         Check the appropriate box:
         [ ]      Preliminary Proxy Statement
         [ ]      Confidential, for Use of the Commission Only (as permitted by
                  Rule 14a-6(e)(2))
         [X]      Definitive Proxy Statement
         [ ]      Definitive Additional Materials
         [ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
                  Section 240.14a-12

                                  infoUSA INC.
                (Name of Registrant as Specified in its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [X]      No fee required.
         [ ]      $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1),
                  14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
         [ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                  and 0-11.
                  (1)      Title of each class of securities to which
                           transaction applies:
                  (2)      Aggregate number of securities to which transactions
                           applies:
                  (3)      Per unit price or other underlying value of
                           transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                  (4)      Proposed maximum aggregate value of transaction:
                  (5)      Total fee paid:
         [ ]      Fee paid previously with preliminary materials.
         [ ]      Check box if any part of the fee is offset as provided by
                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1)      Amount Previously Paid:
                  (2)      Form, Schedule or Registration Statement No.:
                  (3)      Filing Party:
                  (4)      Date Filed:

                                 [infoUSA LOGO]

                                  infoUSA INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 21, 2001

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of infoUSA Inc., a Delaware corporation (the "Company"), will be held on Monday, May 21, 2001, at 10:00 a.m. local time, at the Omaha Marriott, 10220 Regency Circle, Omaha, Nebraska 68114, for the following purposes as more fully described in the Proxy Statement accompanying this Notice:

          1. To elect two directors to the Board of Directors for a term of three years;

          2. To ratify the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001; and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 30, 2001 are entitled to receive notice of and to vote at the meeting.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE INCLUDED FOR THAT PURPOSE. STOCKHOLDERS ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF THEY HAVE RETURNED A PROXY.

                                            Sincerely,

                                         /s/ FRED VAKILI

                                            FRED VAKILI
                                            Secretary

Omaha, Nebraska
April 20, 2001
                                  infoUSA INC.
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of infoUSA Inc., a Delaware corporation (the "Company"), for use at its 2001 Annual Meeting of Stockholders to be held on Monday, May 21, 2001, at 10:00 a.m., local time, or at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Omaha Marriott, 10220 Regency Circle, Omaha, Nebraska 68114. The Company's principal executive offices are located at 5711 South 86th Circle, Omaha, Nebraska 68127. The Company's telephone number is
(402) 593-4500.

     These proxy solicitation materials were mailed on or about April 20, 2001 to all stockholders entitled to vote at the meeting. The Company's Annual Report for the fiscal year ended December 31, 2000, including audited financial statements, is being mailed to stockholders concurrently with this Proxy Statement.

RECORD DATE; OUTSTANDING SHARES

     Stockholders of record at the close of business on March 30, 2001 (the "Record Date") are entitled to receive notice of and vote at the meeting. On the Record Date, 50,613,409 shares of the Company's Common Stock, $.0025 par value per share, were issued and outstanding. For information regarding holders of more than five percent of the outstanding Common Stock, see "Security Ownership."

REVOCABILITY OF PROXIES

     Proxies given pursuant to this solicitation may be revoked at any time before they have been voted. Proxies may be revoked by delivering a written notice of revocation to the Company or by duly executing and delivering to the attention of the Secretary of the Company a proxy bearing a later date. Proxies may also be revoked if the stockholder attends the meeting and votes in person.

VOTING AND SOLICITATION

     The presence in person or by proxy of holders of a majority of the shares of stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business. Every holder of record of Common Stock on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. In the election of directors, each stockholder will be entitled to vote for two nominees and the two nominees with the greatest number of votes will be elected. Approval of the ratification of appointment of the Company's independent public accountants requires a vote of the majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote.

     The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining whether a quorum is present. With respect to the election of directors (elected by a plurality of the votes), abstentions will not be taken into account in determining the outcome of the election. With respect to the other matters being considered, abstentions will have the same effect as negative votes. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter and will not be taken into account in determining the outcome of the votes on that matter.

     The cost of this solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees personally, by telephone or by telegram and no additional compensation will be paid to such individuals.

DEADLINES FOR RECEIPT OF STOCKHOLDER PROPOSALS

     The proxy rules of the Securities and Exchange Commission permit stockholders, after timely notice to a company, to present proposals for stockholder action in a company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by corporate action in accordance with the proxy rules. Stockholder proposals that are intended to be presented at the Company's 2002 Annual Meeting must be received by the Company no later than December 21, 2001 to be included in the proxy statement and form of proxy for that meeting. The Company's proxy for the 2002 Annual Meeting may confer on the proxy holder discretionary authority to vote on any Stockholder proposals that are intended to be presented at the Company's 2002 Annual Meeting that are received after March 6, 2002.

     The Company's Bylaws provide that certain requirements be met in order that business may properly come before the stockholders at the Annual Meeting. Among other things, stockholders intending to bring business before the Annual Meeting must provide written notice of such intent to the Secretary of the Company. Such notice must be received by the Company no later than the close of business on the 10th day following the date of this Proxy Statement. Stockholders desiring to bring matters for action at an Annual Meeting should contact the Company's Secretary for a copy of the relevant requirements. Any stockholder wishing to bring matters for action at this year's Annual Meeting should note that, as permitted by the proxy rules, the persons named as proxies may exercise discretionary voting authority with respect to any such proposal because the proposals will have been received after February 11, 2001 (as disclosed in the Proxy Statement for the 2000 Annual Meeting).

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

GENERAL

     The Company's Board of Directors consists of eight directors and is divided into three classes, two of which have three directors and one of which has two directors, with the term of office of one class expiring each year. The terms of office of directors Harold W. Andersen and Elliot S. Kaplan expire at this year's Annual Meeting. The terms of office of directors Paul A. Goldner, Rob S. Chandra and J. Robert Kerrey expire at the 2002 Annual Meeting and the terms of office of directors Vinod Gupta, George F. Haddix and Cynthia H. Milligan expire at the 2003 Annual Meeting. The Company is proposing that stockholders re-elect the two directors whose terms expire this year (Messrs. Andersen and Kaplan) for terms expiring at the 2004 Annual Meeting.

     The number of directors was increased from seven to eight in July 2000, and Ms. Milligan was appointed to fill the newly created vacancy. Rob S. Chandra and
J. Robert Kerrey were appointed directors in February 2001 to fill vacancies resulting from the resignations of E. Benjamin Nelson and Charles T. Fote, each of whom had served as a director since 1999.

VOTE REQUIRED

     The two nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors will be elected to the Board of Directors.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's two nominees named below, both of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH NOMINEE LISTED BELOW.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

     The names of the nominees, and certain information about them, are set forth below:

                                                                                            NOMINATED
                                                                                 DIRECTOR   FOR TERM
NAME OF DIRECTOR                    AGE      POSITION/PRINCIPAL OCCUPATION        SINCE     EXPIRING
----------------                    ---      -----------------------------       --------   ---------
Harold W. Andersen(1)(2)..........  77    Director; Contributing Editor to         1993       2004
                                          Omaha World Herald and Retired
                                            Publisher of Omaha World Herald
                                            Company
Elliot S. Kaplan(2)...............  64    Director; Senior Partner in law firm     1988       2004
                                          of Robins, Kaplan, Miller & Ciresi
                                            L.L.P.

---------------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

     Harold W. Andersen has served as a director of the Company since September 1993. He is the former President, Chief Executive Officer, Chairman and Publisher of the Omaha World Herald Company, a newspaper publishing company. Mr. Andersen is currently a Contributing Editor to the Omaha World Herald. Mr. Andersen holds a B.S. in Liberal Arts from the University of Nebraska.

     Elliot S. Kaplan has served as a director of the Company since May 1988. He is a name partner and former Chairman of the Executive Board of the law firm of Robins, Kaplan, Miller & Ciresi L.L.P. and has practiced law continuously with that firm since 1961. Mr. Kaplan is also a director and officer of Best Buy Co., Inc., and a director of The Franklin Corporation. Mr. Kaplan holds a B.A. in Business Administration and a J.D. from the University of Minnesota.

INCUMBENT DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

     The names and certain other information about the directors whose terms of office continue after the Annual Meeting are set forth below:

                                                                                     DIRECTOR    TERM
NAME OF NOMINEE                        AGE       POSITION/PRINCIPAL OCCUPATION        SINCE     EXPIRES
---------------                        ---       -----------------------------       --------   -------
Vinod Gupta..........................  54    Chairman of the Board and Chief           1972      2003
                                               Executive Officer of the Company.
George F. Haddix(1)(2)...............  62    Director; Individual Investor.            1995      2003
Cynthia H. Milligan(1)...............  55    Director; Dean of the College of          2000      2003
                                             Business Administration at the
                                               University of Nebraska, Lincoln.
Rob S. Chandra.......................  34    Director; General Partner at Bessemer     2001      2002
                                               Venture Partners.
Paul A. Goldner......................  66    Director; Consultant to the Company.      1997      2002
J. Robert Kerrey.....................  57    Director; President of New School         2001      2002
                                               University.

---------------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

     Vinod Gupta is the founder of the Company, has been Chairman of the Board of the Company since its incorporation in 1972 and was named Chief Executive Officer effective August 1, 1998. Mr. Gupta previously served as Chief Executive Officer of the Company from the time of its incorporation in 1972 until September 1997. Mr. Gupta holds a B.S. in Engineering from the Indian Institute of Technology, Kharagpur, India, and an M.S. in Engineering and an M.B.A. from the University of Nebraska.

     George F. Haddix has served as a director of the Company since March 1995. Since January 1998, Mr. Haddix has been an individual investor. From November 1994 to December 1997, Mr. Haddix served as President of CSG Holdings, Inc. and CSG Systems International, Inc., companies providing software and information services to the communications industry. Mr. Haddix is a director of CSG Systems International, Inc. From 1989 until joining CSG in November 1994, Mr. Haddix was an individual investor. Mr. Haddix holds a B.A. from the University of Nebraska, an M.A. from Creighton University and a Ph.D. from Iowa State University, all in Mathematics.

     Cynthia H. Milligan has served as a director of the Company since July 2000. She has served as the Dean of the College of Business Administration at the University of Nebraska, Lincoln, since June 1998. From 1991 to 1998, she was the President and Chief Executive Officer of Cynthia Milligan & Associates, a consulting firm to financial institutions. She is also a director of Wells Fargo & Company, a financial services company based in San Francisco, California, and Calvert Fund, a mutual fund company based in Bethesda, Maryland. Ms. Milligan holds a B.A. in French from the University of Kansas and a J.D. from George Washington University.

     Rob S. Chandra has served as a director of the Company since February 2001. Mr. Chandra has been a general partner at Bessemer Venture Partners, the nation's oldest venture capital firm, since September 2000. At Bessemer, he leads the firm's West Coast telecommunications industry practice. Prior to joining Bessemer, Mr. Chandra was a general partner with Commonwealth Capital Ventures. Previously, he was an engagement manager with McKinsey & Company and an associate with Andersen Consulting. He began his career in sales with IBM. Mr. Chandra has an A.B. in Economics from the University of California, Berkeley, and an M.B.A. from Harvard Business School.

     Paul A. Goldner has served as a director of and consultant to the Company since the Company's acquisition of Database America ("DBA") in February 1997. He was a founder of DBA, and served as its Chairman and Chief Executive Officer from 1973 to February 1997. Mr. Goldner holds a B.S. in Management Engineering from the Rensselaer Polytechnic Institute. Mr. Goldner was appointed to the Board and nominated for election as a director at last year's Annual Meeting pursuant to the terms of the employee and consulting agreement he signed with the Company in connection with the DBA acquisition in 1997.

     J. Robert Kerrey has served as a director of the Company since February 2001. He has served as President of New School University since January 2001. Mr. Kerrey was elected to the U.S. Senate in 1988 and served as U.S. Senator from Nebraska through 2000. Previously, he was elected Governor of Nebraska in 1982 and served as Governor through 1987. Mr. Kerrey holds a degree in Pharmacy from the University of Nebraska. He is the brother of William L. Kerrey, the Company's President, License Group.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of nine meetings during 2000 and acted once through a written action. The Board of Directors has an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or any committee performing similar functions.

     The Audit Committee, which currently consists of directors George F. Haddix, Harold W. Andersen and Cynthia H. Milligan, met five times in 2000 and acted once through written action. This committee has primary responsibility for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. A report of the Audit Committee is contained in this Proxy Statement. In June 2000, the Board of Directors adopted an Audit Committee Charter which is attached as Appendix A. All members of the Company's Audit Committee are independent directors as defined by the rules of the National Association of Securities Dealers ("NASD") for companies listed on the Nasdaq National Market.

     The Compensation Committee, which currently consists of directors Harold W. Andersen, George F. Haddix and Elliot S. Kaplan, met once during 2000 and had several telephonic consultations regarding compensation matters. This committee has been delegated the duties of administering existing and future stock and option plans of the Company, including the Company's 1992 Stock Option Plan and the Company's 1997 Stock Option Plan, and establishing the compensation of the Company's executive officers.

     No director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served, except Mr. Fote who attended five Board meetings and Mr. Goldner who attended two Board meetings in 2000.

BOARD COMPENSATION

     During 2000, non-employee directors were compensated at a rate of $2,500 per Board meeting attended. Employee directors do not receive compensation for their service on the Board.

                               SECURITY OWNERSHIP

     The following table sets forth the beneficial ownership of the Company's Common Stock as of the Record Date (i) by each of the executive officers named in the table under "Executive Compensation -- Summary Compensation Table," (ii) by each director, (iii) by all current directors and executive officers as a group and (iv) by all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock:

                                                                                PERCENT OF
                                                        COMMON STOCK        OUTSTANDING SHARES
BENEFICIAL OWNERS                                   BENEFICIALLY OWNED(1)    OF COMMON STOCK
-----------------                                   ---------------------   ------------------
Vinod Gupta.......................................       22,666,321               42.9%
  5711 South 86th Circle
  Omaha, NE 68127

FMR Corp..........................................        3,250,000                6.4%
  82 Devonshire Street
  Boston, Massachusetts 02109

Liberty Wanger Asset Management, L.P..............        2,890,000                5.7%
  227 West Monroe Street, Suite 3000
  Chicago, Illinois 60606-5016

Paul A. Goldner...................................        2,317,071                4.5%
  100 Paragon Drive
  Montvale, New Jersey 07645

Harold W. Andersen................................          111,182                 **
Rob S. Chandra....................................                0                 **
George F. Haddix..................................          272,882                 **
Elliot S. Kaplan..................................          242,162                 **
J. Robert Kerrey..................................                0                 **
Cynthia H. Milligan...............................            1,041                 **
Allen F. Ambrosino................................          429,786                 **
William J. Chasse.................................          436,247                 **
William L. Kerrey.................................          188,939                 **
Edward Mallin.....................................           93,019                 **
All directors and executive officers as a group
  (19 persons)....................................       25,321,561               46.5%

---------------

** Less than 1%

(1) Includes the following shares that may be purchased within 60 days from the date hereof pursuant to the exercise of outstanding options: Mr. Gupta, 2,215,413 shares; Mr. Goldner, 324,749 shares; Mr. Andersen, 52,582 shares; Mr. Haddix, 52,582 shares; Mr. Kaplan, 52,582 shares; Ms. Milligan, 1,041 shares; Mr. Ambrosino, 394,206 shares; Mr. Chasse, 436,247 shares; Mr. W. Kerrey, 112,913 shares; Mr. Mallin, 78,019 shares; and all directors and executive officers as a group, 3,892,577 shares.

                                  PROPOSAL TWO

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     Management has selected KPMG LLP, independent accounts, to audit the books, records and accounts of the Company for the current fiscal year ending December 31, 2001. KPMG LLP has audited the Company's financial statements since October 14, 1998.

     The affirmative vote of the holders of a majority of the votes cast at the meeting will be required to approve and ratify the Board's selection of KPMG LLP. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     A representative of KPMG LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" APPROVAL AND RATIFICATION OF SUCH SELECTION.

AUDIT FEES

     The Company paid KPMG LLP an aggregate of $186,100 for the annual audit for fiscal year 2000 and for the review of the Company's financial statements included in the Company's Quarterly reports on Form 10-Q for the fiscal year 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company paid KPMG LLP $39,058 for the review of the data processing overhead calculation and accounts receivable implementation for an acquired business. The Audit Committee has considered whether the provision of these services is compatible with maintaining the accountant's independence.

ALL OTHER FEES

     The Company paid KPMG LLP $65,322 for professional services related to acquisition due diligence work. The Company also paid KPMG LLP $201,757 for professional services related to retirement plans and employee 401(k) plan audits, amended financial statement filings, SEC comment support and tax filings, and other special projects under the direction of the Audit Committee. The Audit Committee has considered whether the provision of these services is compatible with maintaining the accountant's independence.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors of the Company consists of three independent directors and operates under a written charter adopted by the Board of Directors. The written charter is attached to the Proxy Statement of which this report is a part, as Appendix A. Management is responsible for the Company's internal control and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company's independent accountants also provided to the Committee the written disclosures required by Independence Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

     Based upon Committee's discussion with management and the independent accountants and the Committee's review of the representations of management and the report of the independent accountants, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                Audit Committee

Harold W. Andersen              George F. Haddix             Cynthia H. Milligan

                               PERFORMANCE GRAPH

     The following Performance Graph compares the cumulative total return to stockholders of the Company's Common Stock from December 31, 1995 to December 31, 2000 to the cumulative total return over such period of (i) The Nasdaq Stock Market (U.S. Companies) Index and (ii) Chase H&Q Technology Index. The performance graph is not necessarily indicative of future investment performance.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                 AMONG infoUSA INC., NASDAQ STOCK MARKET INDEX
                         AND CHASE H&Q TECHNOLOGY INDEX

                               PERFORMANCE GRAPH

----------------------------------------------------------------------------------------------------------------
                                    31-Dec-95    31-Dec-96    31-Dec-97    31-Dec-98    31-Dec-99    31-Dec-00
----------------------------------------------------------------------------------------------------------------
 infoUSA Common Stock**                100          115          106           54          144           35
 NASDAQ (U.S. Companies)               100          123          151          213          395          238
 Chase H&Q Technology Index            100          124          146          227          506          327

 * Assumes $100 invested on December 31, 1995 in infoUSA Inc. Common Stock, Nasdaq Stock Market (U.S. Companies) Index and Chase H&Q Technology Index.

** In October 1997, the Company reclassified its existing Common Stock as Class
   B Common Stock, authorized a new class of Common Stock designated Class A Common Stock (together, the "Reclassification") and declared a dividend of one share of Class A Common Stock for each share of Class B Common Stock outstanding (the "Stock Dividend"). The Stock Dividend had the effect of a two-for-one stock split. In October 1999, the Company combined its Class A and Class B Common Stock. The information set forth above for periods prior to the combination reflects the historical trading information of the Class B Common Stock.

     The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC"), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into any such filing.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid by the Company for fiscal years 2000, 1999 and 1998 to the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (together, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                       COMPENSATION
                                                                       ------------
                                              ANNUAL COMPENSATION         STOCK
                                            -----------------------      OPTIONS         ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR   SALARY ($)    BONUS ($)       (#)(1)      COMPENSATION ($)
---------------------------          ----   ----------    ---------    ------------   ----------------
Vinod Gupta(2).....................  2000     96,000(3)        -0-           -0-              -0-
  Chairman and Chief Executive       1999     48,000(3)        -0-       400,000              -0-
  Officer                            1998     48,000(3)        -0-           -0-              -0-
Allen F. Ambrosino.................  2000    300,000       107,219           -0-              -0-
  President, Large Business Group    1999    275,000           -0-       110,000              -0-
                                     1998    275,000           -0-       100,000              -0-
William L. Kerrey..................  2000    300,000       275,000(4)     20,000              -0-
  President, License Group           1999    230,000       211,200(4)    110,000              -0-
                                     1998    200,000        74,380        40,000              -0-
William J. Chasse(5)...............  2000    295,000           -0-           -0-          112,995(7)
  President and Chief Executive      1999    260,000       250,000(6)    260,000              -0-
  Officer, infoUSA.com               1998    260,000        80,833       100,000              -0-
Edward Mallin......................  2000    250,000       151,500        20,000              -0-
  President, Walter Karl             1999    225,000        50,000         5,000              -0-
                                     1998    225,000        96,167        60,000              -0-

---------------

(1) Except as otherwise expressly noted, each of the figures indicated in this column includes options to purchase shares of the Company's Common Stock, as adjusted to reflect the combination of the Class A and Class B Common Stock which occurred in October 1999.

(2) Vinod Gupta has served as Chief Executive Officer from the inception of the Company until September 1997, and from August 1998 to the present.

(3) Excludes certain amounts paid to Annapurna Corporation for reimbursement of Company related employee travel expenses, acquisition and other related expenses. It also excludes amounts paid to Everest Investment Management for investment advisory fees (see "Certain Transactions"). Annapurna Corporation is 100% and Everest Investment Management is 40% owned by Vinod Gupta. Vinod Gupta has agreed not to be eligible for cash bonuses.

(4) The bonus amount includes $50,000 which was paid to James Company which is owned by Mr. Kerrey.

(5) Mr. Chasse resigned in January 2001.

(6) The bonus amount reflects the payment of $250,000 to WJ Research which is owned by Mr. Chasse.

(7) The amount reflects reimbursement for relocation costs.

OPTION GRANTS IN THE LAST FISCAL YEAR

     The following table sets forth each grant of stock options made during the year ended December 31, 2000 to each of the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE
                         ---------------------------------------------------------------     VALUE AT ASSUMED
                                    PERCENT OF TOTAL                MARKET                   ANNUAL RATES OF
                         OPTIONS   OPTIONS GRANTED TO              PRICE ON                    STOCK PRICE
                         GRANTED      EMPLOYEES IN      EXERCISE    GRANT     EXPIRATION     APPRECIATION FOR
NAME                     (#)(1)       FISCAL YEAR       PRICE($)   DATE($)       DATE       OPTION TERM($)(2)
----                     -------   ------------------   --------   --------   ----------   --------------------
                                                                                              5%         10%
                                                                                              --         ---
Vinod Gupta............     -0-            -0-              --         --            --         --          --
Allen F. Ambrosino.....     -0-            -0-              --         --            --         --          --
William L. Kerrey......  20,000           2.35%           6.06       6.06     4/17/2005     41,240      93,559
William J. Chasse......     -0-            -0-              --         --            --         --          --
Edward Mallin..........  20,000           2.35%           6.06       6.06     4/17/2005     41,240      93,559

---------------

(1) Options indicated vest and become exercisable as follows: twenty-five percent vest on the first anniversary of the date of grant. The remaining seventy-five percent of the options vest and become exercisable equally over the next 36 months, provided that the optionee continues to be employed by the Company. Each of the figures indicated above represents options to purchase shares of the Company's Common Stock granted under the 1997 Stock Option Plan.

(2) Potential realizable value is based on an assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth, for each of the Named Executive Officers, the value realized on exercised options and the year-end value of unexercised options:

                          AGGREGATED OPTION EXERCISES
                      AND DECEMBER 31, 2000 OPTION VALUES

                                                         NUMBER OF SECURITIES       VALUE OF UNEXERCISED IN-THE-
                                                        UNDERLYING UNEXERCISED            MONEY OPTIONS AT
                           SHARES                       OPTIONS AT 12/31/00(#)             12/31/00($)(1)
                        ACQUIRED ON        VALUE      ---------------------------   -----------------------------
NAME                    EXERCISE(#)     REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                   --------------   -----------   -----------   -------------   ------------   --------------
Vinod Gupta..........         -0-             -0-      1,819,997       520,003          -0-             -0-
Allen F. Ambrosino...         -0-             -0-        306,330       207,670          -0-             -0-
William L. Kerrey....         -0-             -0-         87,912       102,088          -0-              0-
William J. Chasse....         -0-             -0-        434,997       185,003          -0-             -0-
Edward Mallin........      18,000         108,034         60,830        68,170          -0-             -0-

---------------

(1) Based on the market price of $3.375 per share of Common Stock on December 29, 2000, none of the options were in the money.

EMPLOYMENT AGREEMENTS

     The Company entered into an Employment Agreement with Allen F. Ambrosino, President of the Company's Large Business Group, on February 11, 1997 in connection with the Company's acquisition of DBA Holdings, Inc. Mr. Ambrosino's employment under the Agreement is at will, provided, however, that if he is terminated by the Company without cause (as defined in the Agreement) within five years of the date of the Agreement, he is entitled to severance benefits. In such event, the Company would be obligated to continue to pay his salary as in effect at the time of termination through the end of the five years, together with a lump sum payment equal to one months' base compensation for each full year of service with the Company, DBA Holdings, Inc. or their predecessors. Mr. Ambrosino would be entitled to the same severance benefits if he would voluntarily depart within thirty (30) days following a reduction in his base compensation by more than 10% not generally applied to similarly situated employees. The Agreement also contains a three-year non-compete following termination of his employment for any reason.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors reviews and approves salaries, bonuses and other compensation payable to the Company's executive officers. During fiscal year 2000, the Compensation Committee consisted of Directors Harold W. Andersen, George F. Haddix and Elliot S. Kaplan. None of these persons is an employee of the Company.

     The philosophy used by the Compensation Committee in establishing compensation for executive officers is to attract and retain key personnel through the payment of competitive base salaries and the grant of appropriate stock options, and to reward performances through annual bonuses.

     Vinod Gupta's compensation as Chief Executive Officer consists of his base salary, which was set at an annual rate of $96,000 for 2000. Mr. Gupta declined to participate in any of the Company's bonus programs for 2000 or prior years. These compensation arrangements take into account Mr. Gupta's position as a principal shareholder of the Company. Also during 2000, the Company paid $2.0 million to Annapurna Corporation, which is 100% owned by Mr. Gupta, for reimbursement of Company-related employee travel expenses.

     The Compensation Committee reviewed and approved compensation packages for all other executive officers in fiscal 2000, including base salaries, stock options and bonuses. The base salaries are based on each officer's historical salary, past performance and responsibilities. The Compensation Committee also considers publicly available information concerning executive compensation levels paid by other companies in the Omaha, Nebraska area and in the industry generally. Stock options are granted to officers to provide long term incentives that are aligned with the interests of the Company's stockholders, and at percentage interests in the Company that were comparable to those held by executive officers in other companies in the Omaha, Nebraska area and in the industry generally. During 2000, two bonus plans were in effect. The first applies to general managers of product sales groups, and is based upon each general manager achieving a defined percentage of the Company's internal revenue and profit goals for his or her product sales group. The second bonus plan, which applies to all other executive officers and key employees (not including Mr. Gupta), is based on the achievement of specified pre-tax, Company-wide profit levels. Neither bonus plan is guaranteed and bonuses under either plan may be withheld by management or the Board of Directors, or adjusted in the event of an acquisition or other material events during the year.

     The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into any such filing.

                             Compensation Committee

Harold W. Andersen               George F. Haddix               Elliot S. Kaplan

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were timely complied with.

                              CERTAIN TRANSACTIONS

     The Company paid a total of $2.0 million, $2.2 million and $1.4 million in 2000, 1999 and 1998, respectively, to Annapurna Corporation, which is 100% owned by Mr. Gupta, for reimbursement of Company-related employee travel expenses. In 1999, the Company also paid $1.3 million to Annapurna Corporation for acquisition and other related expenses. The Company paid $0.5 million to Everest Investment Management in 1999, which is 40% owned by Mr. Gupta, for investment advisory fees on transactions for which the Company recorded gains of over $11.0 million. Mr. Gupta also paid for Company expenses totaling $140,000 related to entertainment and investment management services which have been recorded as a contribution of capital in 2000.

     During 1999, Mr. Gupta received a loan from the Company for $2.6 million, which was repaid in full with interest shortly after the borrowing.

     In February 1997, as part of the acquisition of DBA, the Company entered into an employee and consulting agreement with Paul A. Goldner for a term of five years, under which Mr. Goldner receives compensation at a rate of $120,000 per annum and under which the Company appointed him to the Board and subsequently nominated him for election as a director in connection with the 1999 Annual Meeting.

     The Company has retained the law firm of Robins, Kaplan, Miller & Ciresi L.L.P. to provide certain legal services. Elliot S. Kaplan, a director of the Company, is a name partner and former Chairman of the Executive Board of Robins, Kaplan, Miller & Ciresi L.L.P.

     In December 1999, Mr. Chasse received a loan in the amount of $150,000 from infoUSA.com to exercise stock options he held in infoUSA.com. The loan bore interest at an annual rate of 6.02%. The loan was deemed paid off in exchange for Mr. Chasse's agreement to cancel his shares of stock in infoUSA.com in connection with his resignation in January 2001.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                             By Order of the Board of Directors

Omaha, Nebraska
April 20, 2001

                                                                      APPENDIX A

                                  infoUSA INC.

                            AUDIT COMMITTEE CHARTER

A. ORGANIZATION

     1. Membership. The Audit Committee of the Board of Directors of this Corporation will at all times consist of at least three directors appointed by the Board of Directors of this Corporation, each member to serve until his or her successor is duly appointed, or until his or her earlier death, resignation or removal by the Board of Directors.

     2. Qualifications.

          (a) Financial Literacy. All members of the Audit Committee must be financially literate, or must be able to become financially literate within a reasonable period after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have accounting, finance or related financial management expertise or experience, or related professional degree or certification.

          (b) Independence. Except as provided in the next sentence, all members of the Audit Committee must be independent directors (within the meaning of the applicable rules of the National Association of Securities Dealers, Inc. ("NASD")) and free of any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment of the member in carrying out the responsibilities of a director of this Corporation. The Board of Directors may, if necessary, appoint one member to the Audit Committee who does not qualify under applicable NASD rules as "independent" and who is not an employee of the Corporation. However, if the Board of Directors appoints a director to the Audit Committee who is not independent within the meaning of the rules of the NASD governing such matters, such appointment shall be made only in strict compliance with the rules governing appointment of non-independent members.

          (c) Miscellaneous. All members and prospective members shall respond to such reasonable inquiries as the Board of Directors deems appropriate to ascertain the qualifications of a member or a prospective member of the Audit Committee.

     3. Meetings.

          (a) Frequency. The Audit Committee shall meet during each fiscal year of this Corporation as frequently as the Committee deems, in its reasonable judgment, to be appropriate.

          (b) Agenda and Notice. The Chief Financial Officer (non-voting attendee) and the Chairman of the Audit Committee shall establish the meeting dates and the meeting agenda and send proper notice of each Audit Committee meeting to each member prior to each meeting.

          (c) Chair. The Board of Directors shall designate a Chair of the Audit Committee.

B. STATEMENT OF POLICY

     The Audit Committee shall assist the Board of Directors in fulfilling the oversight responsibilities of the Board of Directors relating to corporate accounting, financial reporting practices, and the quality and integrity of the financial reports of this Corporation. The Audit Committee shall periodically review the financial reports of this Corporation; the internal controls regarding finance and accounting and compliance with applicable rules and regulations; and the adequacy and appropriateness of the overall auditing, accounting and financial reporting processes of this Corporation. The Audit Committee shall foster and encourage continuous improvement of and adherence to the Corporation's internal policies and to applicable rules and regulations that affect auditing, accounting and financial reporting matters. The Audit Committee shall also foster and provide open avenues of communications by and among the Corporation's management, independent public accountants, finance department and the Board of Directors.

C. RESPONSIBILITIES

     1. Selection and Disengagement of Independent Auditors. The Audit Committee is expected to review and recommend to the Board of Directors the independent auditors to be selected to audit and review the financial statements of this Corporation and its subsidiaries. The Audit Committee shall also recommend to the Board of Directors the disengagement of previously selected independent auditors, if the Committee determines that disengagement is warranted, and shall provide the reasons for recommending disengagement. Final selection and disengagement of independent auditors shall be made by the Board of Directors. If the Board of Directors so determines in its sole discretion, or if required by this Corporation's Certificate of Incorporation or Bylaws, the selection of independent auditors shall be submitted for ratification by this Corporation's stockholders. The Audit Committee shall also review and approve the compensation to be paid to the independent auditors.

     2. Independence of Independent Auditors. The Audit Committee is expected to confirm the independence of the independent auditors selected, including a prior review and approval of any management, consulting or other services and fees provided by, or paid to, the independent auditors. The Audit Committee shall confirm receipt from the independent auditors of a formal written statement delineating all relationships between this Corporation and the independent auditors, consistent with Independence Standards Board Standard 1. The Audit Committee shall actively engage in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the auditors.

     3. Accountability of Auditors. The independent auditors shall be accountable to the Audit Committee and to the full Board of Directors as representatives of the Corporation's stockholders.

     4. Open Communications. The Audit Committee is expected to provide and facilitate an open avenue of communications between the independent auditors, the Board of Directors, senior management and the Corporation's finance department. The Audit Committee shall also provide and facilitate sufficient opportunity for the internal and independent auditors to meet with members of the Audit Committee without members of management present.

     5. Annual Review of this Charter. The Audit Committee is expected to, at least annually, review and reassess the adequacy of this Audit Committee Charter.

     6. Annual Audit Review. The Audit Committee is expected to review with management and the independent auditors the Corporation's financial statements (including footnotes) for each fiscal year, together with the independent auditor's audit and audit report thereon. In performing such review, the Audit Committee shall review the scope of the audit, the audit procedures utilized, any difficulties or disputes encountered during the audit, any changes in accounting practices or principles, and any other matters related to the conduct of the audit brought to the Audit Committee's attention by management or the independent auditors, or which are raised by members of the Audit Committee. In connection with the annual reviews, the Audit Committee shall inquire about and review with management and the independent auditors any significant risks or exposures faced by the Corporation and discuss with management the steps taken to minimize such risk or exposure. Such risks and exposures include, but are not limited to, threatened and pending litigation, claims against the Corporation, tax matters, regulatory compliance and correspondence from regulatory authorities, environmental exposure, and rules and regulations governing internal controls and financial reporting.

     7. Review of Internal Controls. The Audit Committee is expected to consider and review with management and the independent auditors the adequacy of this Corporation's internal controls, including information systems control and security and bookkeeping controls. The Audit Committee shall also review in this regard any findings and recommendations of the independent auditors, including their management letters.

     8. Review Audit Scope. The Audit Committee is expected to consider and review with management and the independent auditors the scope of the audit for the current fiscal year and the plan of the independent auditors in conducting the audit.

     9. Audit Committee Report. The Audit Committee shall prepare an Audit Committee Report for inclusion in this Corporation's Proxy Statement for each annual meeting of stockholders occurring after December 15, 2000 pursuant to the rules governing such Reports.

     10. Legal Compliance; Investigations. In connection with the annual review, the Audit Committee is expected to inquire about and review with management any legal and regulatory matters that may have a material impact on the Corporation's financial statements or financial reporting practices. The Audit Committee shall have the authority to initiate and conduct investigations with respect to matters within the scope of the Audit Committee's responsibilities.

     11. Legal Counsel and Other Experts. The Audit Committee may consult with the Corporation's legal counsel at such times as the Audit Committee deems appropriate. The Audit Committee shall have the authority to engage independent counsel or accountants or other experts to assist it in the performance of its duties or the conduct of any investigation the Audit Committee has undertaken.

     12. Reports to the Board of Directors. The Audit Committee is expected to report regularly to the Board of Directors of the Corporation regarding the meetings of the Audit Committee with such recommendations to the Board of Directors as the Audit Committee deems appropriate. The Audit Committee shall keep minutes of its meetings and submit such minutes to the Board of Directors.

     13. Other Responsibilities. The Audit Committee is expected to perform such other duties as may be required by law or requested by the Board of Directors or deemed appropriate by the Audit Committee. Any member of the Audit Committee or management of this Corporation is authorized to certify to the NASD this Corporation's compliance with rules governing audit committees in such form as the NASD may prescribe.

     This Audit Committee Charter was approved by the Board of Directors of this Corporation on June 14, 2000.

                                                                        APPENDIX

                                  infoUSA INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                              MONDAY, MAY 21, 2001
                                 10:00 A.M. CST
                               AT: OMAHA MARRIOTT
                              10220 REGENCY CIRCLE
                              OMAHA, NEBRASKA 68114



              infoUSA INC.
              5711 SOUTH 86TH CIRCLE, OMAHA, NEBRASKA 68127               PROXY
              ------------------------------------------------------------------
              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS OF infoUSA INC. (THE "COMPANY") TO BE HELD ON MAY 21, 2001 OR ANY ADJOURNMENTS THEREOF.

              The shares of the Company's Common Stock you hold as of the record date on March 30, 2001 will be voted as you specify below.

              By signing the proxy, you revoke all prior proxies and appoint Stormy Dean and Fred Vakili, or either of them, as proxies with full power of substitution, to vote all shares of stock of the Company of record in the name of the undersigned at the close of business on March 30, 2001 at the Annual Meeting of Stockholders.

              The undersigned stockholder hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and Proxy Statement, each dated April 20, 2001.





                      See reverse for voting instructions.

                             o PLEASE DETACH HERE o



                                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.  Election of directors (with     01 Harold W. Andersen                     [ ]  Vote FOR           [ ] Vote WITHHELD
    terms expiring 2004):           02 Elliot S. Kaplan                            all nominees           from all nominees
                                                                                   (except as marked)

    (Instructions: To withhold authority to vote for any indicated nominee,   ---------------------------------------------------
    write the number(s) of the nominee(s) in the box provided to the right.)
                                                                              ---------------------------------------------------
2.  Proposal to ratify the appointment of KPMG LLP as the
    Company's independent auditors.                                            [ ] For   [ ] Against  [ ] Abstain


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
In their discretion, the proxies are authorized to vote with respect to such other matters as may be properly brought before the meeting or any adjournments thereof.

Address Change? Mark Box [ ]
Indicate changes below:

                                                                                     Date
                                                                                         ---------------------------

                                                                              ---------------------------------------------------

                                                                              ---------------------------------------------------

                                                                              Signature(s) in Box
                                                                              Please sign exactly as your name(s) appear on Proxy.
                                                                              If held in joint tenancy, all persons must sign.
                                                                              Trustees, administrators, etc., should include title
                                                                              and authority. Corporations should provide full name
                                                                              of corporation and title of authorized officer
                                                                              signing the proxy.